Exhibit 10.1

Execution Version

RAPTOR PHARMACEUTICAL CORP.

5 Hamilton Landing, Suite 160

Novato, CA 94949

October 5, 2016

HealthCare Royalty Partners II, L.P.

HCRP Overflow Fund, L.P.

MOLAG Healthcare Royalty, LLC

300 Atlantic Street, Suite 600

Stamford, CT 06901

Attention: Clarke B. Futch

Email: clarke.futch@hcroyalty.com

Note Redemption Agreement (this “Agreement”)

Ladies and Gentlemen:

1. Introduction. Reference is made to (i) that certain Convertible Note Purchase Agreement, dated as of July 1, 2014 (the “Note Purchase Agreement”), by and among Raptor Pharmaceutical Corp., a Delaware corporation (the “Company”), Raptor Pharmaceuticals Inc. (“Guarantor” and, together with Borrower, collectively, “Raptor”), Healthcare Royalty Partners II, L.P., HRCP Overflow Fund, L.P. and Molag Healthcare Royalty, LLC (each, a “Holder,” and together, the “Holders”) and (ii) that certain Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”) by and among Raptor, Horizon Pharma plc, a public limited company organized under the laws of Ireland (“Parent”), and Misneach Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of the Common Stock of Raptor. Immediately following the consummation of the Offer, Merger Sub will merge with and into Raptor, with Raptor being the surviving corporation and continuing as a wholly owned subsidiary of Parent (the “Merger”, and, the date of such Merger, the “Merger Date”). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement.

2. Redemption. Subject only to the consummation of the Merger in accordance with the terms of the Merger Agreement, immediately upon consummation of the Merger:

(a)	Each Holder hereby irrevocably agrees to tender to the Company the principal amount of Notes held by such Holder set forth opposite its name on Schedule A hereto (the “Tender”);

(b)	In exchange for the Tender by each Holder, the Company hereby irrevocably agrees to pay to such Holder a redemption price (the “Redemption Price”) in the amount and to the account and pursuant to the wire instructions set forth opposite its name on Schedule A, which Redemption Price shall represent the entire outstanding principal amount, any Redemption Premium, all accrued and unpaid interest through and including the Merger Date and any other obligations due and payable in respect of the Notes (the payment of the Redemption Price together with the Tender, the “Redemption”); and

(c)	The parties hereto acknowledge and agree, (i) upon consummation of the Merger, all outstanding Notes issued and purchased under the Note Purchase Agreement shall have been redeemed pursuant to this Agreement and shall be cancelled and (ii) upon the Redemption, the Note Purchase Agreement shall be terminated and the Company’s and the Guarantor’s obligations thereunder and under the Notes shall be satisfied and discharged.

3. Covenants, Representations and Warranties of the Holders. Each Holder hereby covenants, represents and warrants as follows:

(a)	Such Holder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has all necessary power and authority to enter into, execute and deliver this Agreement and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby.

(b)	This Agreement has been duly authorized, executed and delivered by such Holder and constitutes the valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally or general equitable principles (regardless of whether enforcement is sought in equity or at Law).

(c)	Such Holder is, and immediately prior to the Redemption will be, the sole legal and beneficial owner of the Notes set forth opposite its name on Schedule A hereto and has and will have good, valid and marketable title to its Notes, free and clear of any Liens. Such Holder has not and will not, in whole or in part (a) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Notes or its rights in its Notes (other than to the Company pursuant hereto), or (b) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Notes. Upon such Holder’s delivery of its Notes to the Company pursuant to the Redemption, such Notes shall be free and clear of all Liens created by such Holder.

(d)	On or prior to the Redemption, such Holder shall deliver to the Company duly completed IRS Forms W-9 or W-8, as applicable, with regards to it.

4. Covenants, Representations and Warranties of the Company. The Company hereby covenants, represents and warrants as follows:

(a)	The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all necessary power and authority to enter into, execute and deliver this Agreement and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby

(b)	This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally or general equitable principles (regardless of whether enforcement is sought in equity or at Law).

5. Third-Party Beneficiary. It is expressly agreed that Parent, Merger Sub, and each of their affiliates shall be third party beneficiaries of this Agreement.

6. Merger. Neither the Company nor the Guarantor will have any obligations hereunder unless and until the Merger is consummated.

7. Termination. If the Merger is not consummated on or prior to January 9, 2017 (or as extended by mutual agreement of the parties hereto), this Agreement shall terminate and be of no further force and effect.

8. Notices. Any notice or communication shall be in writing (including telecopy promptly confirmed in writing) and delivered in person, sent by electronic mail or mailed by overnight mail addressed to the parties to this Agreement in accordance with Section 15.02 of the Note Purchase Agreement, with copies to:

Horizon Pharma Public Limited Company

Connaught House, 1st Floor, 1 Burlington Road

Dublin 4, Ireland

Attention: Paul W. Hoelscher, Chief Financial Officer

and:

Cooley LLP

101 California Street

San Francisco, CA 94111

Attention: Gian-Michele a Marca

9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

10. Notes Document. This Agreement shall be a “Notes Document” for all purposes of the Note Purchase Agreement and the other Notes Documents.

11. Governing Law; Waiver of Jury Trial; Consent to Jurisdiction. The provisions of Sections 15.08, 15.16 and 15.17 of the Note Purchase Agreement are incorporated to this Agreement by reference and shall apply as if fully set forth herein mutatis mutandis.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

RAPTOR PHARMACEUTICAL CORP.

By:	/s/ Michael P. Smith
Name:	Michael P. Smith
Title:	CFO

[Signature Page to Note Redemption Agreement]

Accepted and agreed to as of

the date first above written:

HEALTHCARE ROYALTY PARTNERS II, L.P.

By:	HealthCare Royalty GP II, LLC, its general partner

By:	/s/ Clarke B. Futch
Name:	Clarke B. Futch
Title:	Authorized Signatory

HCRP OVERFLOW FUND, L.P.

By:	HCRP Overflow GP, LLC, its general partner

By:	/s/ Clarke B. Futch
Name:	Clarke B. Futch
Title:	Authorized Signatory

MOLAG HEALTHCARE ROYALTY, LLC

By:	HCRP MGS Account Management, LLC, its investment manager

By:	/s/ Clarke B. Futch
Name:	Clarke B. Futch
Title:	Authorized Signatory

[Signature Page to Note Redemption Agreement]

SCHEDULE A

Wire Instructions

	Principal Amount of Notes	Redemption Price
HEALTHCARE ROYALTY PARTNERS II, L.P.	$40,000,000.00	$48,000,000.00
HOLDER: HCRP OVERFLOW FUND, L.P.	$15,000,000.00	$18,000,000.00
HOLDER: MOLAG HEALTHCARE ROYALTY, LLC	$5,000,000.00	$6,000,000.00
Total	$60,000,000	$72,000,000

[Schedule A]